AMENDMENT NO. 2
TO
LOAN AGREEMENT

           This Amendment No. 2 to Loan Agreement (the “Amendment”) is dated as of the 23rd  day of June 2011, and is by and between RHI MINERAÇÃO LTDA. (formerly MINERAL – PARCEIROS EM MINERAÇÃO LTDA.), a Brazilian limited liability company (the “Creditor”) and REGINALDO LUIZ DE ALMEIDA FERREIRA – ME, a Brazilian sole proprietorship company (the “Borrower”).

           WHEREAS, the Creditor and the Borrower are parties to that certain Loan Agreement dated April 4, 2011 (the “Loan Agreement”).  Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Loan Agreement); and

           WHEREAS, the parties have agreed that the Disbursement Date of the Loan Agreement should be extended from thirty (30) days from the date of the Loan Agreement to July 15, 2011.

           NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Amendment, each intending to be legally bound, hereby agree as follows:

1. Amendment to Loan Agreement.  Section 2.3 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“2.3           For the purposes under this Agreement, CREDITOR shall make available to BORROWER, the first LOAN installment equivalent in Reais to US$ 4,131,176.00 (four million one hundred thirty-one thousand one hundred seventy-six US dollars) in only one disbursement to be made on or before July 15, 2011 (hereinafter simply referred to as "DISBURSEMENT DATE").”

“2.3.1           For the purposes under this Agreement, CREDITOR shall make available to BORROWER, a late fee of US $300,000 (three hundred thousand US dollars), which is being paid to extend the loan agreement an additional thirty (30) days past the date due on Amendment # 1 and will be paid at the same time that the first LOAN installment above is made to the BORROWER.”

2. Full Force and Effect. Except as expressly modified by this Amendment, all of the terms, covenants, agreements, conditions and other provisions of the Loan Agreement shall remain in full force and effect in accordance with their respective terms.

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IN WITNESS WHEREOF, this Amendment has been executed as of, and is effective as of, the day and year first written above.

MINERAL – PARCEIROS EM MINERAÇÃO LTDA., as Creditor

By:  /s/ Michael Campbell
Name:  Michael Campbell
Title:    President

REGINALDO LUIZ DE ALMEIDA FERREIRA –
ME, as Borrower

By:  /s/ Reginaldo Luiz De Almeida Ferreira
Name:  Reginaldo Luiz De Almeida Ferreira
Title:    Owner